UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 1, 2014

ENTEGRIS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road

Billerica, MA 01821

(Address of Principal Executive Offices, including Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

6.00% Senior Unsecured Notes due 2022

General

On April 1, 2014, Entegris, Inc. (the “Company”) issued $360,000,000 aggregate principal amount of 6.000% senior unsecured notes due April 1, 2022 (the “2022 Senior Unsecured Notes”). The 2022 Senior Unsecured Notes were issued under an indenture dated as of April 1, 2014 (the “2022 Senior Unsecured Notes Indenture”) by and among the Company and Wells Fargo Bank, National Association, as trustee (the “2022 Senior Unsecured Notes Trustee”). Interest on the 2022 Senior Unsecured Notes is payable semi-annually in arrears on April 1 and October 1, commencing October 1, 2014.

Guarantees

The 2022 Senior Unsecured Notes will be guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior basis, by each of the Company’s subsidiaries (the “Guarantors”) that guarantee indebtedness under the Company’s senior secured term loan facility and senior secured asset-based revolving credit facility (“Senior Secured Credit Facilities”).

Ranking

The 2022 Senior Unsecured Notes and the guarantees thereof will be the Company’s and the Guarantors’ unsecured senior obligations and (i) will be pari passu in right of payment with all current and future senior indebtedness of the Company and the Guarantors (including indebtedness under the Senior Secured Credit Facilities), (ii) will be senior in right of payment to any future indebtedness which by its terms is expressly subordinated in right of payment to the 2022 Senior Unsecured Notes, (iii) will be effectively subordinated to all secured indebtedness of the Company and the Guarantors (including indebtedness under the Senior Secured Credit Facilities) to the extent of the value of the assets securing such indebtedness and (iv) will be structurally subordinated to all existing and future indebtedness of subsidiaries of the Company that are not Guarantors.

Optional Redemption

At any time prior to April 1, 2017, the Company may at its option on one or more occasions redeem all or a part of the 2022 Senior Unsecured Notes at a redemption price equal to 100% of the principal amount of the 2022 Senior Unsecured Notes redeemed plus a make-whole premium, as provided in the 2022 Senior Unsecured Notes Indenture, and accrued and unpaid interest to, but not including, the date of redemption.

On and after April 1, 2017, the Company may, at its option, on one or more occasions, redeem all or part of the 2022 Senior Unsecured Notes, upon notice as provided in the 2022 Senior Unsecured Notes Indenture, at the redemption price (expressed as a percentage of principal amount of the 2022 Senior Unsecured Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below.

Year	Percentage
2017	104.500%
2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

In addition, until April 1, 2017, the Company may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of 2022 Senior Unsecured Notes issued under the 2022 Senior Unsecured Notes Indenture at a redemption price equal to 106% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of one or more Equity Offerings (as defined in the 2022 Senior Unsecured Notes Indenture) to the extent such net cash proceeds are received by or contributed to the Company; provided, however, that at least 60% of the sum of the aggregate principal amount of 2022 Senior Unsecured Notes originally issued under the 2022 Senior Unsecured Notes Indenture and any 2022 Senior Unsecured Notes issued under the 2022 Senior Unsecured Notes Indenture after the original issue date remains outstanding immediately after the occurrence of each such redemption.

Upon a change in control, the Company is required to offer to purchase all of the 2022 Senior Unsecured Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

If the Company or its subsidiaries engage in asset sales, the Company generally must either invest the net cash proceeds from such sales in its business within a period of time, prepay debt under the Senior Secured Credit Facilities or make an offer to purchase a principal amount of the 2022 Senior Unsecured Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the 2022 Senior Unsecured Notes will be 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

Certain Covenants

The 2022 Senior Unsecured Notes Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	pay dividends or distributions or redeem or repurchase equity;

•	prepay subordinated debt or make certain investments, loans, advances and acquisitions;

•	incur or guarantee additional debt or issue certain disqualified stock and preferred stock;

•	create liens;

•	engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantially all of their assets;

•	enter into transactions with affiliates; and

•	create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries.

Events of Default

The 2022 Senior Unsecured Notes Indenture also provides for events of default which, if certain of them occur, would permit the 2022 Senior Unsecured Notes Trustee or the holders of at least 25% in aggregate principal amount of the then total outstanding 2022 Senior Unsecured Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding 2022 Senior Unsecured Notes to be due and payable immediately.

The foregoing description of the 2022 Senior Unsecured Notes Indenture is qualified in its entirety by reference to the complete terms and conditions of the 2022 Senior Unsecured Notes Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of April 1, 2014, by and among Entegris, Inc., and Wells Fargo Bank, National Association, as trustee, including the form of note representing the 2022 Senior Unsecured Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.

By:	/s/ Peter W. Walcott
Name:	Peter W. Walcott
Title:	Senior Vice President and General Counsel

Date: April 2, 2014

EXHIBIT INDEX

4.1	Indenture, dated as of April 1, 2014, by and among Entegris, Inc., and Wells Fargo Bank, National Association, as trustee, including the form of note representing the 2022 Senior Unsecured Notes.